Exhibit 10.14
                                  AMENDMENT TO

                           PURCHASE AND SALE AGREEMENT

         THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made and entered into as of the 10th day of December, 1999, by and between THE GENESEE COMPANY, a Colorado corporation ("Seller"), and RS
INVESTMENTS/STONEBRIDGE, LLC, a Colorado limited liability company
("Purchaser").

                                    Recitals

         A. Seller and Purchaser have heretofore entered into that certain Purchase and Sale Agreement dated as of December 1, 1999 (the "Contract"), relating to the purchase and sale of certain real property in the County of Jefferson, State of Colorado, more particularly described therein (the "Property") which is comprised of 83 residential lots.

         B. Initially capitalized terms used herein and defined in the Contract shall have the definitions contained in the Contract, unless otherwise defined herein.

         A. The Property, along with certain other real property owned by Seller, is subject to that certain Deed of Trust dated as of December 3, 1998, executed by Seller for the benefit of Johnson Eagle Ridge, LLC ("Johnson"), recorded in the real property records of Jefferson County, Colorado on December 7, 1998 as Reception No. F0751540 (the "Johnson Deed of Trust"), securing payment of that certain Promissory Note in the original principal amount of $464,000, dated December 3, 1998 executed by Seller and payable to Johnson (the "Johnson Note").

         B. The Johnson Deed of Trust provides for the partial release of lots upon payments under the Johnson Note of $2,000 per lot.

         C. Purchaser anticipates obtaining an acquisition loan from First American Bank Texas, SSB ("Lender"), pursuant to which Purchaser will execute a Promissory Note in the principal amount of $3,655,400, which note will secured by a Deed of Trust, Security Agreement and Financing Statement (the "Purchaser Deed of Trust"), granted by Purchaser to the Public Trustee for the benefit of Lender, encumbering the Property.

         D. Seller has agreed to cause the subordination of the Johnson Deed of Trust to the Purchaser Deed of Trust, by delivering to Lender a copy of a Subordination Agreement (the "Subordination Agreement"), executed and acknowledged by Johnson.

         E. Seller has been unable to obtain the Subordination Agreement prior to the Closing.

         F. Seller and Purchaser now desire to amend the Contract to modify certain terms and provisions of the Contract as set forth below.

                                    Amendment

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, Seller and Purchaser hereby agree as follows:

         1. Johnson Loan. Seller and Purchaser agree that the Johnson Deed of Trust shall be a Permitted Exception, and that Purchaser shall take title to the Property subject to the Johnson Deed of Trust without abatement of the Purchase Price, subject to the terms and conditions set forth herein.

         2. Subordination. Seller agrees to escrow $166,000 (the "Funds") of its proceeds from the Closing with the Title Company pursuant to an Escrow Agreement of even date herewith between Purchaser, Lender and the Title Company (the "Escrow Agreement"), and an Agreement of even date herewith between Purchaser and Lender (the "Lender Agreement"), pursuant to which Purchaser has agreed to obtain the Subordination Agreement on or before December 17, 1999. If Purchaser fails to obtain the Subordination Agreement prior to December 17, 1999, Lender shall be entitled to receive the Funds and to utilize the Funds to cause the Property to be released from the Johnson Deed of Trust. Seller acknowledges and agrees to the terms and conditions of the Escrow Agreement and the Agreement, and Seller further agrees that if the Funds are drawn by the Lender as described above, Purchaser shall have no obligation to reimburse Seller therefor.

         3. Release from Johnson Deed of Trust. Except as set forth in this Amendment, Purchaser agrees that it shall be responsible for, and shall pay to Johnson when due, the $2,000 per lot release price under the Johnson Deed of Trust (the "Release Price") for each of the lots within the Property; provided, however, that Purchaser shall be under no obligation to pay the Release Price for any lots acquired by Seller from Purchaser under that certain Option Agreement dated as of December 1, 1999, by and between Purchaser and Seller, pursuant to which Purchaser has granted Seller the option to purchase the lots within the Property.

         4. Indemnity. Except as set forth in this Amendment, Seller and Purchaser each agree to indemnify the other against any costs, expenses, losses, claims, suits of damages, including reasonable attorneys' fees and costs, arising out of or resulting from the indemnifying party's breach of any of the terms or conditions of the Johnson Deed of Trust or the Johnson Note, including any such breach which results in the acceleration of the obligations payable thereunder.

         5. Effect of Amendment. Except as amended by this Amendment, the terms and provision of the Contract shall remain in full force and effect.

         6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed a duplicate original.

         7. Facsimile Signatures. Facsimile copies of any party's signature hereon shall be deemed an original for all purposes.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above.


                                            SELLER:


                                            THE GENESEE COMPANY, a Colorado
                                            corporation


                                            By:
                                                --------------------------------
                                                Terry T. Kyger, Vice President


                                            PURCHASER:


                                            RS INVESTMENTS/STONEBRIDGE, LLC, a
                                            Colorado limited liability company


                                            By:
                                                --------------------------------
                                                Robert R. Short, Manager

                                       3